EXHIBIT 7

FORM OF LOCK-UP AGREEMENT

January 17, 2018

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

Cowen and Company, LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Re:             Agios Pharmaceuticals, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Agios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock or such other securities as a bona fide gift or gifts, (B) transfers or dispositions of shares of Common Stock or such other securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (C) transfers or dispositions of shares of Common Stock or such other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (D) transfers or dispositions of shares of Common Stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, and (E) distributions of shares of Common Stock or such other securities to partners, members or stockholders of the undersigned; provided that in the case of any transfer, disposition or distribution pursuant to clause (A), (B), (C), (D) or (E) each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer, disposition or distribution pursuant to clause (A), (B), (C), (D) or (E), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this Letter Agreement, the undersigned may, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, (i) transfer the undersigned’s Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect on the date of this Letter Agreement that provides for the repurchase of the undersigned’s Common Stock or such other securities by the Company or in connection with the termination of the undersigned’s employment with the Company, provided that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period), (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Restricted Period or any extension thereof pursuant to this Letter Agreement and provided, further, that no filing with the Commission or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith and (iii) transfer or dispose of shares of Common Stock acquired on the open market following the Public Offering, provided that no filing by any party under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on Form 5 made after the expiration of the Restricted Period referred to above).

In the event that during the Restricted Period, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC waive any prohibition on the transfer of shares of Common Stock held by any director or executive officer of the Company or any person or entity that beneficially owns 5% or more of the outstanding shares of Common Stock, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC shall be deemed to have also waived the prohibitions set forth in this Letter Agreement that would otherwise have applied to the undersigned with respect to the same percentage of the undersigned’s shares of Common Stock as the relative percentage of aggregate shares held by such party receiving the waiver which are subject to such waiver. The provisions of this paragraph will not apply: (1) unless and until J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC have first waived more than 0.5% of the Company’s total outstanding shares of Common Stock from such prohibitions, (2) (a) if the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, or (3) if the release or waiver is granted to a holder of Common Stock in connection with a follow-on public offering of such Securities pursuant to a registration statement on Form S-1 that is filed with the Commission. In the event that, as a result of this paragraph, any shares of Common Stock held by the undersigned are released from the restrictions imposed by this Letter Agreement, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC shall use their commercially reasonable efforts to notify the undersigned within three business days that the same percentage of shares of Common Stock held by the undersigned has been released; provided that the failure to give such notice shall not give rise to any claim or liability against J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC or the Underwriters.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Letter Agreement shall automatically terminate and the undersigned shall be released from all obligations under this Letter Agreement upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or either the Representatives, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Securities to the Underwriters, and (c) the registration statement filed with the Commission with respect to the Public Offering is withdrawn. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Very truly yours,

NAME OF STOCKHOLDER

By:
Name:
Title: